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                                                                    Exhibit 99.2

                         COMMUNITY CAPITAL CORPORATION

May 14, 2003

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549-0609

Re: Community Capital Corporation, (the "Issuer)

Ladies and Gentlemen:

This cover letter is submitted to comply with the written statement requirement of 18 U.S.C. Section 1350.

The undersigned, who are the chief executive officer and the chief financial officer of the Issuer, hereby certify that to the best of their knowledge the accompanying Form 10-Q of the Issuer fully complies with the requirements of
Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Issuer.

                              Very truly yours,

                              /s/ William G. Stevens
                              ----------------------
                              William G. Stevens
                              President and Chief Executive Officer

                              /s/ R.Wesley Brewer
                              -------------------
                              R. Wesley Brewer
                              Chief Financial Officer